SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

ELI LILLY AND COMPANY

(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana		46285
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 276-2000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year

On February 21, 2012, the board of directors approved amendments to the Company’s Bylaws regarding temporary authority to assume the duties and exercise the powers of the Chairman of the Board and/or the Chief Executive Officer in the event of the sudden death or incapacity of the incumbent. Such temporary authority is granted only until the board of directors appoints a successor or determines that the incumbent is able to resume the office.

The amendments are set forth below. Deletions are indicated by strikeouts and new language is indicated by underlining. The complete Bylaws are filed as an exhibit to this Form 8-K.

SECTION 3.6. Chairman of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors if present and shall have such powers and perform such duties as are assigned to him or her by the Bylaws and by the Board of Directors. At any time in which ~~neither the Chairman nor the Chief Executive Officer is able to perform the duties and exercise the powers of the Chairman, then~~ the Chairman of the Board is unable to discharge the powers and duties of the office, then until such time as the Board shall appoint a new Chairman or determines that the Chairman is able to resume office, temporary authority to perform such duties and exercise such powers shall be granted to the Chief Executive Officer, or if he or she is unable to perform such duties and exercise such powers, to the Board’s presiding or lead director (if one shall have been previously selected) ~~shall perform such duties and exercise such powers~~.

SECTION 3.7. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision over the management and direction of the business of the Corporation. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such other powers and perform such other duties as are assigned to him or her by the Bylaws or the Board of Directors. ~~The Chief Executive Officer shall perform the duties and exercise the powers of the Chairman of the Board at any time that the Chairman of the Board is unable to do so, and shall also perform the duties and exercise the powers of the President at any time that the President is unable to do so.~~ At any time in which the Chief Executive Officer is unable to discharge the powers and duties of the office, then until such time as the Board shall appoint a new Chief Executive Officer or determines that the Chief Executive Officer is able to resume office, temporary authority to perform such duties and exercise such powers shall be granted in the following manner:

(a)	First, to the President; or if he or she is unable to discharge such powers and duties,

(b)	To the Chief Financial Officer; or if he or she is unable to discharge such powers and duties,

(c)	To the executive officers in charge of the Corporation’s principal business units, sequentially in descending order of the respective units’ total revenue on a consolidated basis for the most recently completed fiscal year.

SECTION 3.8. President. The President shall have such powers and perform such duties as are assigned to him or her by the Chief Executive Officer, the Bylaws or the Board of Directors. ~~The President shall perform the duties and exercise the powers of the Chief Executive Officer at any time~~

~~that the Chief Executive Officer is unable to do so. If the President is also director, he or she shall perform the duties and exercise the powers of the Chairman of the Board at any time that none of the Chairman of the Board, the Chief Executive Officer, or the presiding or lead director is able to do so.~~

SECTION 3.9. Executive Vice Presidents. Each Executive Vice President shall have such powers and perform such duties as may be assigned to him or her by the Chief Executive Officer, the President, or the Board of Directors. ~~The Executive Vice Presidents, in order of their seniority in office as Executive Vice Presidents (and, between two or more of equal seniority in office as Executive Vice Presidents, in order of their seniority in office as Vice Presidents), shall perform the duties and exercise the powers of the Chief Executive Officer and the President at any time that both the Chief Executive Officer and the President are unable to do so.~~

SECTION 3.10. Senior Vice Presidents and Group Vice Presidents. Each Senior Vice President and each Group Vice President shall perform such duties and have such powers as may be assigned to him or her by the Chief Executive Officer, the President, or the Board of Directors. ~~The Senior Vice Presidents, in order of their seniority in office as Senior Vice Presidents (and between two or more of equal seniority in office as Senior Vice Presidents, in order of their seniority in office as Vice Presidents), shall perform the duties and exercise the powers of the Chief Executive Officer and the President at any time that the Chief Executive Officer, the President, and all the Executive Vice Presidents are unable to do so.~~

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Bylaws as amended through February 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ James B. Lootens
Name:	James B. Lootens
Title:	Secretary and Deputy General Counsel
Dated:	February 27, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Bylaws as amended through February 21, 2012

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